Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in
Brookfield Infrastructure Income Fund Inc.
Tendered Pursuant to the Offer to Purchase
Dated August 26, 2026

The Offer and Withdrawal Rights Will Expire at,
and This Notice of Withdrawal Must Be Received by
Brookfield Infrastructure Income Fund Inc. by
5:00 P.M., Eastern Time, on September 24, 2026,
Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to
Brookfield Infrastructure Income Fund Inc.:

Express/Overnight Delivery: Brookfield Infrastructure Income Fund Inc. 801 Pennsylvania Ave. Suite 219501 Kansas City, MO 64105-1407	Regular Mail: Brookfield Infrastructure Income Fund Inc. PO Box 219501 Kansas City, MO 64121-9501 E-mail: brookiiai@sscinc.com

For additional information please call (855) 777-8001

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Brookfield Infrastructure Income Fund Inc. (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s Shares.
That amount of the undersigned’s number of Shares:
☐	Partial Tender of Class I Shares (__________________Shares)
☐	Partial Tender of Class S Shares (__________________Shares)
☐	Partial Tender of Class T Shares (__________________Shares)
☐	Partial Tender of Class D Shares (__________________Shares)

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of Shares in the Fund such that:

☐	NONE of the undersigned’s shares will be purchased by the Fund.
☐	SOME of the undersigned’s shares will be purchased by the Fund and the number of those shares still to be purchased by the Fund is*:
	☐	Partial Tender of Class I Shares (__________________Shares)
	☐	Partial Tender of Class S Shares (__________________Shares)
	☐	Partial Tender of Class T Shares (__________________Shares)
	☐	Partial Tender of Class D Shares (__________________Shares)

* NOTE: This option may be used only to decrease the number of the Shares to be purchased by the Fund. If an increase in the number of the Shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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Name of Shareholder(s): __________________________________________________________________________________________________________
SSN/TIN: _________________________________________________________________________________________________________________________
Telephone Number: _________________________________________________________________________________________________
Account Number: _______________________________________________________________________________

SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian (if applicable)	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) and Title, if applicable, of Authorized Signer(s) (for verification purposes)

Printed name(s) and Title, if applicable, of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Express/Overnight Delivery: Brookfield Infrastructure Income Fund Inc. 801 Pennsylvania Ave. Suite 219501 Kansas City, MO 64105-1407	Regular Mail: Brookfield Infrastructure Income Fund Inc. PO Box 219501 Kansas City, MO 64121-9501 E-mail: brookiiai@sscinc.com

For additional information please call (855) 777-8001

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.1

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

____________

1          The Custodial Signature requirement does not apply to accounts held through UBS Financial Services Inc. and Morgan Stanley Smith Barney LLC.

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